Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-251505) on Form S-3 and (Nos. 333-263797, 333-245707 and 333-235241) on Form S-8 of our report dated March 23, 2023, with respect to the consolidated financial statements of TELA Bio, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 23, 2023